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                                                                   Exhibit (a-4)


                    AMENDMENT NO. 3 TO DECLARATION OF TRUST
                                       OF
                             PACIFIC CAPITAL FUNDS


     The undersigned, Secretary of the Pacific Capital Funds (the "Trust"), a trust with transferrable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY, pursuant to the authority conferred on the Secretary of the Trust by Section 9.3(c) of the Declaration of Trust dated as of October 30, 1992, as amended to date (the "Declaration of Trust"), that the following amendments were duly adopted by the affirmative vote of a majority of the Trustees at a regular meeting held on September 26, 1997 pursuant to the resolutions attached as Exhibit A hereto:

     1. there is hereby established one additional class of shares of the Trust which shall be designated the "Class B" shares. The Class B shares shall have all of the rights and preferences with respect to the classes of shares of the Trust set forth in the Declaration of Trust.

     2. The existing "Retail Class" shares shall be redesignated "Class A" shares and the existing "Institutional Class" shares shall be redesignated "Class Y" shares.

     IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Declaration of Trust this 6th day of October, 1997.


                                        /s/ Gregory T. Maddox
                                        ----------------------------------------
                                        Name:  Gregory T. Maddox
                                        Title: Secretary
                                        1230 Columbia Street
                                        San Diego, CA 92101

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                                                                       EXHIBIT A


                             PACIFIC CAPITAL FUNDS

                      RESOLUTIONS OF THE BOARD OF TRUSTEES
                AT A REGULAR MEETING HELD ON SEPTEMBER 26, 1997


RESOLVED, that the Trustees hereby approve an amendment to the Trust's Declaration of Trust to redesignate the "Retail Class" shares as "Class A" shares, and the "Institutional Class" shares as "Class Y" shares, and to create a new class of shares, the "Class B" shares, such shares to have identical voting, dividend and liquidation rights as the Class A and Class Y shares, but to be subject to a contingent deferred sales load and a Rule 12b-1 distribution and shareholder servicing fee; and

FURTHER RESOLVED, that the proper officers of the Trust be, and they hereby are, authorized to prepare and file all such documents and reports, including any necessary amendments to the Trust's Declaration of Trust with the Commonwealth of Massachusetts, and to the Trust's Registration Statement on Form N-1A with the SEC or any state securities commission, and to do all such other acts and things as they or any of them deem necessary or desirable to effectuate the establishment of the additional Class B shares and the redesignation of the Retail Class and Institutional Class shares.

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                                ACKNOWLEDGEMENT


STATE OF CALIFORNIA )
               ss.  )
COUNTY OF SAN DIEGO )


     On this 6th day of October, 1997, before me, a Notary Public in and for said state, duly commissioned and sworn, personally appeared Gregory T. Maddox, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed in this instrument, and acknowledged to me that he subscribed his name on the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the date in this certificate first above written.


                                        /s/ Irene E. Higino
                                        ----------------------------------------
                                        Notary Public